                                                            EXHIBIT 99.(a)(1)(J)

                       Voluntary Option Exchange Program
                                   May 9, 2001

AGENDA

        -        Overview
        -        Relationship to the Refresh Grant
        -        Disclaimer
        -        Stock Price History
        -        Example
        -        Canceled Options
        -        Additional Restrictions
        -        Employees in the UK
        -        Employees in France
        -        Timeline & Mechanics
        -        Expiration/Extension of the Offer
        -        Q&A

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OVERVIEW

        o Due to accounting changes, traditional re-pricing is no longer practical
        o        Spawned this "Option Exchange" concept
        o Lots of hoops to jump through to avoid adverse accounting implications
        o This presentation is not meant to replace the offering documents that you received. Please read those documents carefully.

o Employees can exchange options granted under the 1993 or 1996 plans ("Eligible Options"), on a grant by grant basis
o Receive New Options between December 7 and December 11, 2001(unless the offer is extended)
o        New Options will be:

        -        For the same number of shares
        -        Priced on future grant date (no guarantee of future price)
        -        Same vesting as the original Eligible Options

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RELATIONSHIP TO THE REFRESH GRANT

o Eligible employees must choose either to receive shares under the Refresh or participate in Exchange ]

o Your manager will be talking with you on or before May 21, 2001 about size of grant, if any


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DISCLAIMER

o   YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR ELIGIBLE
    OPTIONS

o DOCUMENTUM CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS

o   DOCUMENTUM CANNOT  MAKE RECOMMENDATIONS FOR YOU

o PLEASE CONSULT YOUR FINANCIAL ADVISOR IF YOU HAVE QUESTIONS ABOUT YOUR OWN SITUATION, AND WHETHER OR NOT YOU SHOULD PARTICIPATE IN THIS PROGRAM

STOCK PRICE HISTORY


                              [PERFORMANCE GRAPH]


          -------------------------------------------------------------------------------------------------------------------------
               2/6/96       3/31/96       6/30/96      9/30/96      12/31/96      3/31/97       6/30/97      9/30/97      12/31/97
          -------------------------------------------------------------------------------------------------------------------------
DCTM            15.00         17.63         15.25        15.88         16.88         9.25         12.44        16.63         21.06


              -------------------------------------------------------------------------------------------------------------
                  3/31/98     6/30/98      9/30/98      12/31/98      3/31/99       6/30/99      9/30/99      12/31/99
              -------------------------------------------------------------------------------------------------------------
DCTM                27.06       24.00        19.81         26.72         8.66          6.53        10.81         29.94

             ----------------------------------------------------------------
              3/31/00       6/30/00       9/30/00     12/31/00       3/31/01
             ----------------------------------------------------------------

DCTM            39.00         44.69         40.59        49.69         11.00


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EXAMPLE (FOR ILLUSTRATION ONLY)

o  An employee exchanges the following grant:
   - Option to purchase 1000 shares
   - Exercise/option price of $48
   - Vesting period is 4 years
   - Grant date was December 5, 2000

o New Option granted between December 7 and 11, 2001:
   - Option to purchase 1000 shares
   - Exercise/option price equal to closing price on grant date of New Options
   - Vesting period is 4 years from DECEMBER 5, 2000 so that 12 months of vesting or (250 shares) vested on grant date of New Option


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CANCELED OPTIONS

o ONCE AN OPTION IS CANCELED, YOU WILL NO LONGER HAVE THAT OPTION
o INSTEAD, YOU WILL HAVE THE RIGHT TO RECEIVE THE NEW OPTIONS UNDER THE TERMS IN THE OFFER


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ADDITIONAL RESTRICTIONS

o Rules require looking 6 months before and after cancellation
   - Employees participating MUST exchange any grants dated after December 6,
     2000
   - Employees participating are not eligible for any other grants until after December 7, 2001
   - Employees participating are not eligible for the Refresh

o Employees participating must be continuously employed through grant date of New Options


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EMPLOYEES IN THE UK

o IF YOU ARE A PARTICIPATING EMPLOYEE WHO WORKS IN THE UNITED KINGDOM, YOU WILL BE REQUIRED TO SIGN AN ELECTION FORM THAT TRANSFERS ALL LIABILITY TO YOU FOR THE SECONDARY CLASS 1 NATIONAL INSURANCE CONTRIBUTIONS RELATED TO YOUR NEW OPTIONS
o You can obtain a copy of this election form from Stock Administration or Rob Binns
o  HR will be sending out additional information
o We are exploring the possibility of getting a UK approved plan put in place, which may provide tax benefits to the company and employee

EMPLOYEES IN FRANCE

o If you are an employee who works in France, the New Option may be granted pursuant to our French stock option subplan under the 1996 Plan.
o The Company intends for the New Options granted under this subplan to be qualified for the tax benefits afforded to you and the Company (or its wholly-owned subsidiaries) under French tax laws but does not guarantee this will be so.
o You are encouraged to carefully review and compare the subplan's terms with the terms of the 1996 Plan. Please contact Stock Administration to obtain copies of these plans.

TIMELINE & MECHANICS

o Election form must be RECEIVED by Stock Administration by noon PST on June 6, 2001.

    -  DOCUMENTUM EMAIL (PREFERRED):
        o  Complete the Election Form
        o Type in your name in the "Name" section and type in "Accepted" or "Rejected" in signature block
        o Save the document o In document, use "send to" to email completed Election Form using DOCUMENTUM email to optionexchange@documentum.com
o   Mail to Stock Administration in Pleasanton
o   Fax to Stock Administration at 925.600.6693
o   Europe employees may mail or fax to Rob Binns in UK +44(0)208 867 3048

o  Manager/employee meetings regarding Refresh on or before May 21, 2001
o New Options scheduled to be granted between December 7, 2001 and December 11, 2001, unless the offer is extended
o  Distribution of the New Option agreements within 8 weeks of New Option grant


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EXPIRATION/EXTENSION OF THE OFFER




o  Expiration date is noon on June 6, 2001
o The Offer can be extended at Documentum's discretion (no current intent to do so)
o If the Offer is extended, employees will have the opportunity to change their previous election and the grant date of the New Options will also be extended



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Q&A